UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	February 15, 2011
Date of earliest event reported:	February 9, 2011

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2011 Annual Short-Term Incentive Plan Award Agreement

On February 9, 2011, the Executive Compensation Committee (the “ECC”) of the Board of Directors of OfficeMax Incorporated (the “Company”) approved the form of the 2011 Annual Incentive Award Agreement (the “2011 STI Award Agreement”) for awards granted under the Company’s 2011 Annual Short-Term Incentive Plan (such awards, the “2011 STI Awards”; such plan, the “2011 STIP”). 2011 STI Awards will be granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “2003 Plan”). Under the 2011 STIP, executive officers and other eligible associates (“Participants”) are awarded cash bonus opportunities equal to a percentage of their base salaries.

As a condition of payment of the award, the Company’s 2011 net income from continuing operations available to common shareholders (adjusted for special items (“Special Items”) included in Company earnings releases in 2011)) (“Net Income”), must be positive.

Pursuant to the form of 2011 STI Award Agreement, if the threshold Net Income requirement described above is met, the amount of a Participant’s 2011 STI Award actually earned depends on achievement of the three following performance metrics during 2011, each weighted as indicated: (i) the Company’s 2011 net sales, excluding the impact of foreign currency exchange-rate fluctuation (“Net Sales”), given a weighting of 40%; (ii) the Company’s 2011 earnings from continuing operations, excluding the impact of foreign currency exchange-rate fluctuation, before interest and taxes, adjusted for Special Items (“EBIT”), given a weighting of 30%; and (iii) the ratio of the Company’s 2011 EBIT to its 2011 Net Sales (“Return on Sales”), given a weighting of 30%. If the Company’s 2011 financial performance equals or exceeds the minimum target for any of the metrics, a Participant will receive a payout based upon the level of performance against the target metrics, with the maximum payout capped at 225% of a Participant’s target award. To receive an award, a Participant must be employed by the Company a minimum of 90 days during the award period, must be employed by the Company at the time of award payment (subject to exceptions in certain circumstances including involuntary termination, death, disability or retirement), and must not be performing at an unsatisfactory performance level. In the event of a change in control, as defined in the 2011 STI Award Agreement, the vesting of the award may accelerate under certain circumstances described in the agreement.

Annual incentive targets were approved for our executive officers in the following amounts: Ravi Saligram, 100%; Bruce Besanko, 65%; Deborah O’Connor, 45% and Ryan Vero, 55%. Each executive officer will enter into a 2011 STI Award Agreement with respect to his or her 2011 STI Award.

The form of 2011 STI Award Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2011 STI Award Agreement.

2011 Long-Term Incentive Plan Award Agreements

On February 9, 2011, the ECC approved the form of the award agreements for awards granted under the Company’s 2011 Annual Long-Term Incentive Plan (such awards, the “2011 LTI Awards”; such plan, the “2011 LTIP”). 2011 LTI Awards will be granted pursuant to the 2003 Plan. Under the 2011 LTIP, Participants are granted an award comprised 40% of performance-based restricted stock units (“RSUs”) and 60% of stock options.

On February 9, 2011, the ECC also approved target 2011 LTI Awards in the following aggregate values for the executive officers of the Company: Ravi Saligram, $2,999,947; Bruce Besanko, $556,337; Deb O’Connor, $250,012 and Ryan Vero, $456,922. The number of each executive officer’s RSUs and shares underlying options are discussed below.

Performance-Based RSUs

The RSU portion of a Participant’s 2011 LTI Award is granted pursuant to the form of 2011 Restricted Stock Unit Award Agreement - Performance Based (the “2011 RSU Agreement”). In order for any portion of the RSUs to vest, the sum of the Company’s 2011 and 2012 Net Income must be positive and the sum of the Company’s 2011 and 2012 EBIT must equal a threshold value. Subject to those conditions, one half of the RSU award will vest on February 9, 2013. The amount of that first half of the RSU award that vests will depend upon achievement of a 2011 EBIT minimum target, with the amount that vests ranging from 50% to 150% of the target award. The remaining half of the RSU award will vest on February 9, 2014, also subject to the threshold conditions described above. The amount of the remaining half of the RSU award that vests will depend upon achievement of a 2012 EBIT minimum target, with the amount that vests ranging from 50% to 150% of the target award. RSU awards are paid in shares of Company common stock.

The form of 2011 RSU Agreement provides that a Participant must be employed by the Company in order for the RSUs to vest (subject to exceptions in certain circumstances including involuntary termination, death, disability or retirement). RSUs may not be sold or transferred prior to vesting. In addition, recipients of the RSUs do not receive dividends and do not have voting rights until the RSUs vest. In the event of a change in control, as defined in the 2011 RSU Agreement, the vesting of the RSUs may accelerate under certain circumstances described in the agreement. In addition, if a Participant retires or resigns and within six months thereafter the Company determines that the Participant’s conduct prior to retirement or resignation warranted termination for disciplinary reasons (as defined in our severance policy), then any RSUs, including any vested portion, will immediately be forfeited and cancelled and the Company may recover from the Participant the value at the time of the determination, of the shares paid to Participant upon vesting of RSUs, or if such shares were already disposed of, the value of such shares at the time of disposition.

The 2011 RSU Agreement includes a non-solicitation and non-compete clause that states that, beginning on the award date and ending one year after terminating employment with the Company, the Participant will not (i) employ or solicit for employment any person who is, or was within six months prior to the Participant’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company and with responsibility over the same geographic areas over which the Participant had responsibility during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company. If a Participant violates his or her non-solicitation and non-compete covenants, then the Participant’s unvested RSUs and shares of Company common stock paid to the Participant upon vesting of RSUs will be forfeited and the Company may recover from the Participant the value of any such shares at the time of the violation, or, if such shares were disposed of prior to the violation, the value of such shares at the time of disposition.

Target awards of performance-based RSUs were approved in the following amounts for the executive officers of the Company: Ravi Saligram, 71,170 RSUs; Bruce Besanko, 13,200 RSUs; Deb O’Connor, 5,930 RSUs; and Ryan Vero, 10,840 RSUs. The closing price of Company common stock on February 9, 2011 was $16.86. Each executive officer will enter into a 2011 RSU Agreement with respect to his or her award of performance-based RSUs.

The form of 2011 RSU Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2011 RSU Agreement.

Stock Options

The stock option portion of a Participant’s 2011 LTI Award is granted pursuant to the form of 2011 Nonqualified Stock Option Award Agreement (the “2011 Option Agreement”). Pursuant to the 2011 Option Agreement, one third of each option will vest on each of the first three anniversaries of the grant date for those Participants who are employed with the Company on the applicable vest date, and each option will expire on the seventh anniversary of its grant date.

The form of 2011 Option Agreement provides that if a Participant terminates employment with the Company prior to the third anniversary of the grant date, any unvested options will be forfeited and, if a Participant is terminated for disciplinary reason (as defined in our severance policy), then the option, including any vested portion, will immediately be cancelled. In addition, if a Participant retires or resigns and within six months thereafter the Company determines that the Participant’s conduct prior to retirement or resignation warranted termination for disciplinary reasons, then the option, including any vested portion, will immediately be cancelled and the Company may repurchase from the Participant, at the exercise price, the shares acquired by the Participant under the 2011 Option Agreement, or, if the Participant no longer owns the shares, the Company may recover the gross profit earned by the Participant from the exercise and disposition of such shares.

The option, to the extent vested, must be exercised on or before the earliest of the seventh anniversary of the grant date, one year after a Participant terminates employment as a result of retirement, death, or disability and three months after termination for any other reason. The exercise price may be paid through cashless exercise, transfer of existing stock, or cash. In the event of a change in control, as defined in the 2011 Option Agreement, the vesting of the options may accelerate under certain circumstances described in the agreement. The 2011 Option Agreement includes a non-solicitation and non-compete clause that states that, beginning on the award date and ending one year after terminating employment with the Company, the Participant will not (i) employ or solicit for employment any person who is, or was within six months prior to the Participant’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company and with responsibility over the same geographic areas over which a Participant had responsibility during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company. If a Participant violates his or her non-solicitation and non-compete covenants, then the option, including any vested portion, will immediately be cancelled and the Company may repurchase from the Participant shares acquired by the Participant under the 2011 Option Agreement, at the fair market value of the shares on the exercise date, or, if the Participant no longer owns the shares, the Company may recover the gross profit earned by the Participant from the exercise and disposition of such shares.

Target option awards were approved in the following amounts for the following executive officers of the Company: Ravi Saligram, option to purchase 204,920 shares; Bruce Besanko, option to purchase 38,000 shares; Deb O’Connor, option to purchase 17,080 shares; and Ryan Vero, option to purchase 31,210 shares. The exercise price of each executive officer’s option is $16.86, the closing price of our common stock on February 9, 2011. Each executive officer will enter into a 2011 Option Agreement with respect to his or her option award.

The form of 2011 Option Agreement is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2011 Option Agreement.

Salary Increases for Executive Officers

On February 9, 2011, the ECC approved increases in annual base salaries of the following executive officers, effective March 27, 2011, to the following amounts: Bruce Besanko, $610,069; Deb O’Connor, $326,040; and Ryan Vero, $566,032. Mr. Saligram’s salary was not changed from its current level.

Board Size

On February 10, 2011, Board member Dorrit Bern notified the Board of Directors of the Company that she would not stand for re-election to the Board in 2011. Ms. Bern will continue to serve as a director until the Company's annual meeting of shareholders scheduled for April 13, 2011. The Board intends to reduce its size to seven members effective as of the 2011 annual meeting.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Form of 2011 Annual Incentive Award Agreement Award

Exhibit 99.2	Form of 2011 Restricted Stock Unit Award Agreement - Performance Based

Exhibit 99.3	Form of 2011 Nonqualified Stock Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2011

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description

Exhibit 99.1	Form of 2011 Annual Incentive Award Agreement Award

Exhibit 99.2	Form of 2011 Restricted Stock Unit Award Agreement - Performance Based

Exhibit 99.3	Form of 2011 Nonqualified Stock Option Award Agreement